POWER OF ATTORNEY

         WHEREAS, ACTIVA MUTUAL FUND TRUST (herein referred to as the Trust), files with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, and of the Investment Company Act of 1940, as amended, its Registration Statement relating to the sale of shares of Beneficial Interest ("Common Stock") of Activa Money Market Fund, Activa Intermediate Bond Fund, Activa Value Fund, Activa Growth Fund and Active International Fund, Series of the Trust; and

         WHEREAS, each of the undersigned holds the office or offices in the Trust herein below set opposite his name, respectively;

         WHEREAS, THEREFORE, each of the undersigned hereby constitutes and appoints JAMES J. ROSLONIEC, individually, his attorney, with full power of substitution and with full power to act for him and in his name, place, and stead to sign his name, in the capacity or capacities set forth below, to the Registration Statement, relating to the sale of shares of Common Stock in the Funds, and to any and all amendments to such Registration Statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 11th day of June, 1999.


         Richard A. DeWitt, Trustee                  /s/ Richard A. Wayman


         Donald H. Johnson, Trustee                  /s/ Donald H. Johnson


         Walter T. Jones, Trustee                    /s/ Walter T. Jones


         Richard E. Wayman, Trustee                  /s/ Richard E. Wayman


STATE OF MICHIGAN}
                }SS
COUNTRY OF KENT  }

         I, Patricia S. Grooters, a Notary Public in and for the County and State aforesaid, do hereby certify that the above-named Trustees, RICHARD A. DE WITT, DONALD H. JOHNSON, and WALTER T. JONES, of AMWAY MUTUAL FUND TRUST, known to me and to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he executed the same instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereto set my hand and notarial seal this 11th day of June, 1999.


                                            /S/ PATRICIA S. GROOTERS
                                            Patricia S. Grooters